Exhibit 32

Section 1350 Certifications

Each of the undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by Surrey Bancorp (the “Issuer”) for the year ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SURREY BANCORP

Date: March 28, 2014	By:
s/ Edward C. Ashby, III
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 28, 2014	By:
s/ Mark H. Towe
Chief Financial Officer
(Principal Financial Officer)